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PROXY                         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                              PROMPTLY USING THE ENCLOSED ENVELOPE.
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                        [FIRST INDIANA CORPORATION LOGO]
                          135 North Pennsylvania Street
                           Indianapolis, Indiana 46204

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                     OF DIRECTORS FOR THE SPECIAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON AUGUST   , 2000

     The undersigned hereby appoints Marni McKinney, Robert H. McKinney and Owen
B. Melton, Jr., and each of them, attorneys-in-fact and proxies, with full power of substitution, to attend the Special Meeting of Shareholders to be held on August , 2000 at 2:00 p.m. E.S.T., and at any adjournments or postponements of the Special Meeting, and to vote as specified below all shares of the Common Stock of First Indiana Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting.

1. Proposal to approve the merger of The Somerset Group, Inc., an Indiana corporation and the owner of approximately 22% of the outstanding common stock of First Indiana Corporation, with and into First Indiana Corporation and to approve the Agreement and Plan of Reorganization by and between First Indiana and Somerset dated as of April 19, 2000 (a copy of which is attached as Annex A to the proxy statement and prospectus for the Special Meeting.

     / / FOR             / / AGAINST              / / ABSTAIN

2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
      BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY
                         WILL BE VOTED FOR PROPOSAL 1.

                         THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT.

                         Signature(s)
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                                     Please sign exactly as your name appears.
                                     Joint owners should each sign personally.
                                     Where applicable, indicate your official position or representative capacity.

                                          Dated                           , 2000
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[NAME/ADDRESS]

                                 REVOCABLE PROXY